Exhibit J





                         LIMITED PARTNERSHIP AGREEMENT

                                       OF

                                   Z-H, LTD.





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ARTICLE I
FORMATION OF LIMITED PARTNERSHIP;
NAME; PRINCIPAL PLACE OF BUSINESS ...................................    1

    Section 1.1     Formation .......................................    1
    Section 1.2     Name ............................................    1
    Section 1.3     Principal Place of Business .....................    1

ARTICLE II
PURPOSE OF THE PARTNERSHIP ..........................................    1

ARTICLE III
TERMS OF THE PARTNERSHIP ............................................    2

ARTICLE IV
ACCOUNTING FOR THE PARTNERSHIP ......................................    2

   Section 4.1     Annual Statements ................................    2
   Section 4.2     Access to Accounting Records .....................    2
   Section 4.3     Income Tax Information ...........................    2

ARTICLE V
CAPITAL CONTRIBUTIONS ...............................................    2

   Section 5.1     Initial Capital Contributions ....................    2
   Section 5.2     Additional Capital Contribution ..................    3
   Section 5.3     Loans ............................................    3
   Section 5.4     No Return of Capital Contribution ................    3

ARTICLE VI
PROFITS AND LOSSES ..................................................    3

   Section 6.1     Determination ....................................    3
   Section 6.2     Profits ..........................................    3
   Section 6.3     Losses ...........................................    4

ARTICLE VII
CAPITAL ACCOUNTS .....................................................   4

ARTICLE VIII
CASH FLOW ............................................................   4

   Section 8.1     Definition of Cash Flow ...........................   4
   Section 8.2     Distributions of Cash Flow ........................   4

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ARTICLE 1X
ADMISTRATIVE PROVISIONS .............................................    4

    Section 9.1    Management and Tax Matters Partner ...............    4
    Section 9.2    Time Devoted By General Partner  .................    5
    Section 9.3    Compensation of General Partner ..................    5
    Section 9.4    Limitation on Liability of General Partner:
                   Indemnification ..................................    5
    Section 9.5    Limited Liability of Limited Partners ............    6
    Section 9.6    Power of Attorney ................................    6

ARTICLE X
DEATH OR WITHDRAWAL OF A PARTNER ....................................    7

    Section 10.1   Withdrawal of a General Partner ..................    7
    Section 10.2   Death of a Limited Partner .......................    8

ARTICLE XI
TRANSFER OF A PARTNERSHIP INTEREST ..................................    8

    Section 11.1   Transfer of Limited Partner's Interest ...........    8
    Section 11.2   Further Restrictions on Transfers ................    8
    Section 11.3   Additional Restrictions ..........................    9
    Section 11.4   Notice of Transfer to Internal Revenue Service ...    9

ARTICLE XII
DISSOLUTION AND TERMINATION OF THE PARINERSHIP .......................   9

    Section 12.1   Right to Dissolve the Partnership .................   9
    Section 12.2   Winding Up the Partnership ........................   9
    Section 12.3   Sale of Partnership Assets -
                   Right of First Refusal ............................   9
    Section 12.3   Gains or Losses in Process of Liquidation .........  10
    Section 12.4   Waiver of Right to Decree of Dissolution ..........  1O

ARTICLE XIII
AMENDMENTS ...........................................................  10

ARTICLE XIV
DISPUTES .............................................................  10

EXHIBIT A

MAP OF POWERS BOULEVARD PROPERTY .....................................  12

EXHIBIT B

LIMITED PARTNERS .....................................................  13

                                      -ii-

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                         LIMITED PARTNERSHIP AGREEMENT
                         -----------------------------

                                   Z-H. LTD.
                                   ---------

     This Limited Partnership Agreement is executed this 15th day of October, 1993, by and between Z-H, Inc. a Colorado corporation (the "General Partner") as general partner and the persons executing this Agreement as Limited Partners. The General Partner and Limited Partners are collectively referred to as the "Partners."

                                   ARTICLE I
                      FORMATION OF LIMITED PARTNERSHIP;
                       NAME; PRINCIPAL PLACE OF BUSINESS

     Section 1.1 Formation. The parties hereby form a limited partnership pursuant to the provisions of the Colorado Uniform Limited Partnership Act of 1981 (the "Act"). The parties shall execute and cause to be recorded a Certificate of Limited Partnership and any additional documents as may be necessary or appropriate to form a limited partnership pursuant to the laws of the State of Colorado. The Partnership need not deliver a copy of the Certificate of Limited Partnership to any Partner.

     Section 1.2 Name. The Partnership shall operate under the name of Z-H, Ltd.


     Section 1.3 Principal Place of Business. The principal place of business of
the  Partnership  shall  be   at.......................   The  business  of  the
Partnership may also be conducted at such other or additional place or places as may be designated by the General Partner.

                                   ARTICLE II
                           PURPOSE OF THE PARTNERSHIP

     The Partnership is one of two Colorado limited partnerships which are being formed pursuant to a certain agreement dated October 15, 1993, between Metro Capital Corporation, a Wyoming corporation, Scott Hart, Michael Zaremba and Powers Golf, L.L.C., a Colorado limited liability company (the "Agreement"), for purposes of acquiring certain real property located in the city of Colorado Springs, Colorado, consisting of approximately 90 acres located on or near Powers Boulevard, as specifically described in Exhibit A attached hereto (the "Powers Boulevard Property"). This Partnership is being formed to acquire and hold title to approximately 35 acres of the Powers Boulevard Property (the "Z-H Property") The Partnership will hold the Z-H Property for development~ as a golf driving range, miniature golf and batting range facility, (the "Facility") as described in and in accordance with the Plan of Development set forth in Schedule 1 hereto, and may sell, hypothecate, or otherwise deal with the Z-H Property,, and may take such other actions as may be necessary or appropriate to accomplish such purposes subject to the terms and conditions hereof.

     In the event the Facility is not completed within two years after the date upon which the Partnership acquires the Z-H Property, and the Limited Partner has contributed to the Partnership the sum of $250,000 as provided in Article V and Exhibit B hereof, then there shall be a Special Allocation of $250,000 paid tO the Limited Partner from the first funds available therefor, prior to payment of any funds to the General Partners (by distribution, fees or otherwise) and the Partners shall retain their respective interests as set forth herein.

                                  ARTICLE III
                            TERMS OF THE PARTNERSHIP

     The Partnership shall commence as of the date the Certificate of Limited Partnership is filed in the office of the Colorado Secretary of State and shall continue until such date as all of the Metro Property is sold, unless dissolved earlier by operation of law or as provided in this Agreement. In any event, the Partnership shall terminate no later than December 31, 2020.

                                   ARTICLE IV
                         ACCOUNTING FOR THE PARTNERSHIP

     Section 4.1 Financial Statements. The General Partner shall cause monthly financial statements of the operations of the Partnership to be prepared and distributed to each Limited Partner. Such financial statements need not be audited, however, upon the request of any Partner such financial statements shall be audited.

     Section 4.2 Access to Accounting Records. Any Limited Partner shall have reasonable access to the accounting records of the Partnership during regular business hours of the Partnership.

     Section 4.3 Income Tax Information. The General Partner shall provide to each Limited Partner information on the Partnership's taxable income or loss and each item of income, gain, loss, deduction or credit that is relevant to reporting Partnership income. The information shall also show each Partner's distributive share of each item of income, gain, loss, deduction or credit. This information shall be furnished to the Limited Partners within 75 days of the close of the Partnership's taxable year.

                                   ARTICLE V
                             CAPITAL CONTRIBUTIONS

     Section 5.1 Initial Capital Contributions. The initial capital contributions to the Partnership shall be made by the Partners in the amounts shown on Exhibit "B" attached hereto and made a part hereof. The Partners shall not be required to make any additional capital contributions to the Partnership in excess of the amounts shown on Exhibit "B".

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     Section  5.2  Additional  Capital  Contributions.  Any  additional  capital required may be contributed by the parties pro rata in accordance with their respective interests in the Z-H Partnership. If any party determines not to contribute such additional capital, the other party may at its option:

          (i) cause the sale of the partnership assets and the winding up and dissolution of the partnership;

          (ii) purchase the partnership interest of the non-contributing party which interest shall be valued as hereinafter provided; or

          (iii) contribute the additional capital in excess of itS proportionate share on the terms hereinafter provided.

     The non-contributing party's partnership interest shall be valued for purposes of subparagraph (ii) above by each party retaining at its own expense an appraiser qualified to value such interest. Each of the two appraisers so retained shall submit their appraisals and the value of the partnership interest shall be the average of the two appraisals, i.e., one-half the sum of the two appraisals.

     A party who contributes additional capital pursuant to subparagraph (iii) above shall receive repayment of such capital from the first funds available therefor, prior to payment of any funds (whether as distributions, fees or otherwise) to the other party, together with interest thereon at five (5) points above prime rate (as established by First interstate Bank of Denver, N.A.)

     Section 5.3 Loans. The General Partner is required tO obtain $800.000 of debt financing on behalf of the partnership and to provide all security required therefor. The General Partner is authorized to mortgage, pledge or hypothecate the assets of the Partnership in connection with such borrowings. The General Partner shall not incur additional debt without the prior written consent of the Limited Partner.

     Section 5.4 No Return of Capital Contribution. Except as otherwise expressly provided herein, no Partner shall be entitled to a return of its capital contribution.

                                   ARTICLE VI
                               PROFITS AND LOSSES

     Section 6.1 Determination. All profits or net losses of the Partnership shall be determined in accordance with generally accepted accounting principles consistently applied.

     Section 6.2 Profits. Subject tO the Special Allocation set forth in Article II hereof, the annual (?) net profits of the Partnership, if any, shall be allocated to the Partners as follows:

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          (a) Eighty one percent to the General Partner; and

          (b) Nineteen percent to the Limited Partners in proportion to their capital accounts.

     Section 6.3 Losses Subject to the Special Allocation set forth in Article II hereof, the annual net losses of the Partnership, if any, shall be allocated in the proportions set forth in Section 6.2.

                                  ARTICLE VII
                                CAPITAL ACCOUNTS

     An individual capital account shall be maintained for each Partner. The capital interest of a Partner shall consist of the original contribution of capital, if any, increased by (1) any additional contributions to capital, and
(2) such Partner's share of Partnership profits, and decreased by (1) distributions to such Partner in reduction of Partnership capital and (2) such Partners's share of Partnership losses.

                                  ARTICLE VIII
                                   CASH FLOW

     Section 8.1 Definition of Cash Flow. Cash flow shall be the net cash available to the Partnership, determined on a monthly basis after the payment of (or reserve for the payment of) all accrued expenses of the Partnership.

     Section 8.2 Distributions of Cash Flow. At least once each calendar quarter (and subject to conditions upon distributions which may be imposed by lenders) the cash flow of the Partnership, if any, shall be distributed to the Partners in the proportions set forth in Sections 6.2 and/or 6.3, as applicable at the time.

                                   ARTICLE IX
                           ADMINISTRATIVE PROVISIONS

     Section 9.1 Management and Tax Matters Partner. All of the business of the Partnership, including, but not limited to decisions on all tax elections, shall be under the exclusive management of the General Partner. The development of the Facility shall be substantially in accordance with the Plan of Development set forth in Schedule 1 hereto. The operations of the Partnership will be conducted substantially in accordance with the Operating Budget set forth in Schedule 2 hereto. The Limited Partners shall not participate in the management of the business of the partnership. The General Partner, or any other General Partner subsequently selected, shall be the Tax Matters Partner for purposes of Section 6231(a)(7) of the Code, and shall have all authority granted by the Code to the Tax Matters Partner, including the authority, without the consent of any other Partner to do any and all of the following:

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          (a)  Enter  into a  settlement  agreement  with the  Internal  Revenue
     Service which purports to bind Partners other than the Tax Matters Partner;

          (b) File a petition as contemplated by Section 6226(a) or 6228 of the Code;

          (c) Intervene in any action as contemplated in Section 6226(b)(5) of the Code;

          (d) File any request contemplated in Section 6227(b) of the Code; and

          (e) Enter into an agreement extending the period of limitations as contemplated in Section 6229(1)(b) of the Code.

     Section 9.2 Time Devoted By Genera] Partner. The parties understand that the General Partner and its management have other business activities which take a portion of the respective total time devoted to business matters. The General Partner is required to devote to the business of the Partnership the time and attention to develop and operate the Facility as set forth in Schedules 1 and 2 hereto.

     Section 9.3 Compensation of General Partner. For management of the development and operation of the Facility, the General Partner shall be paid six percent (6%) of the gross revenues, if any, from the operation of the Facility to commence upon the generation of such revenues. There shall be no accrued compensation. Further, such compensation is with respect to operation of the Facility and the General Partners shall not receive any compensation in connection with any other aspect of the business of the Partnership including but not limited to the sale or other disposition of Partnership property or other assets.

     Section 9.4 Limitation on Liability of General Partner Indemnification.

          (a) The General Partner shall have no liability, responsibility or accountability in damages or otherwise to any other partner or the Partnership for, and the Partnership agrees to indemnify, pay, protect and hold harmless the General Partner (on the demand of and to the satisfaction of the General Partner) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, SuitS, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation all costs and expenses of defense, appeal and settlement of any and all suitS, actions, or proceedings instituted against such General Partner or the Partnership and all costs of investigation in connection therewith) which may be imposed on, incurred by or asserted against such General Partner or the Partnership in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Partnership or on the part of such General Partner; provided the General Partner shall be liable, responsible and accountable, and the Partnership shall not be liable to the General Partner, for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses or disbursements resulting from the General Partner's own negligence, misconduct or other breach of fiduciary duty to the Partnership or any Partner. If any action, suit or proceeding shall be pending or threatened against the Partnership or the General Partner relating to or arising, or alleged to relate to arise, out of any such action or non-action, the General Partner shall have the right to employ, at the expense of the

                                      -5-


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     Partnership,  separate  counsel  of the  General  Partner's  choice in such action, to represent the General Partner in such suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Partner shall have any personal liability on account thereof. The General Partner shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after the General Partner has become obligated to make payment therefor, any and all amounts for which the General Partner believes in good faith that such General Partner is entitled to indemnification under this Section. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received by the General Partner. If a final determination is made that the Partnership is not so obligated in respect of any amount paid by it to the General
     Partner, the General Partner shall refund such amount within 180 days of such final determination.

          (b) The Partnership shall indemnify, to the extent of the Partnership assets, each Limited Partner against any claims of liability asserted against a Limited Partner solely because it is a Limited Partner in the Partnership.

     Section 9.5 Limited Liability of Limited Partners. No Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided by applicable state law, a Limited Partner shall be liable only to make its capital contribution and shall not be required to lend any funds tO the Partnership or, after the original capital contribution shall have been paid, to make any further contributions in excess of such original capital contribution to the Partnership. No General Partner shall have any personal liability for the repayment of the capital contribution of any Limited Partner. Except as otherwise provided in this Agreement, a Limited Partner shall not take part in, or interfere in any manner with, the conduct or control of the business of the Partnership and shall have no right or authority tO act for or bind the Partnership.

     Section 9.6 Power of Attorney. Each Partner hereby irrevocably designates and appoints the General Partner and any successor, with full power of substitution, the partner's true and lawful attorney-in-fact and agent with full power and authority in its name, place and stead to make, execute and acknowledge, deliver, file and record in appropriate public offices:

          (a) Any Amended Certificate of Limited Partnership pursuant to the Act, any instrument to amend such Certificate of Limited Partnership pursuant to the Act or any successor thereto, and any other document or instrument deemed by any of them to be necessary or appropriate, or which is required to establish or maintain the Partnership as a limited partnership under the laws of the State of Colorado;

          (b) All other instruments and other documents as may be required by law or appropriate to the conduct of the Partnership's business in the exercise by the General Partner of its authority under this Agreement;

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

          (c) Any documents or instruments which a General Partner may deem appropriate to: (i) evidence the dissolution or accomplish the termination of the Partnership in accordance with this Agreement, including, without limitation, deeds or instruments of conveyance; and (ii) any instrument to revoke the Certificate of Limited Partnership;

          (d) Any amendment to this Agreement of Limited Partnership.

     It is expressly agreed by each of the Partners that the foregoing power of attorney is and shall be deemed to be coupled with an interest and shall survive the death of a Partner or the assignment of his Partnership interest. Each Limited Partner shall execute such instruments as the General Partner may deem appropriate to give evidence of the granting of the foregoing power of attorney, whether by executing a separate counterpart thereof or otherwise.

                                   ARTICLE X
                        DEATH OR WITHDRAWAL OF A PARTNER

     Section 10.1 Withdrawal of a General Partner. If the Genera] Partner withdraws, becomes bankrupt or is dissolved, the Partnership shall dissolve unless there is another General Partner of this Partnership at that time and the business of the Partnership is continued by that remaining General Partner. If no General Partner remains, the Partnership shall thereafter conduct only activities necessary to wind up its affairs unless, within ninety (90) days after one of the listed events, all the remaining Partners elect in writing to continue the Partnership. If an election to continue the Partnership is made by all the remaining Partners, then:

          (a) If there is no remaining General Partner, a successor General Partner shall be selected.

          (b) The Partnership shall continue until the end of the term for which it is formed, or until the subsequent death, withdrawal, incapacity or bankruptcy of the General Partner, in which event all remaining Partners shall again elect whether they wish to continue the Partnership operations.

          (c) The incapacitated, withdrawn, or bankrupt General Partner or the successor in interest of the deceased or dissolved General Partner shall become a Limited Partner with the same share of profits or losses of the Partnership as before the event and shall have all the rights of a Limited Partner.

          (d) All necessary steps shall be taken to amend the Certificate of Limited Partnership.

     For purposes of this Section, an individual General Partner (if there be one) shall be deemed to be incapacitated if he or she is disabled and unable to take an active part in the management of the Partnership business for a continuous period of at least six (6) months.

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


     Section 10.2 Death of a Limited Partner. The death of a Limited Partner shall not dissolve the Partnership. If a Limited Partner dies, the personal representative or other successor in interest of the deceased Limited Partner shall have all the rights and privileges of a Limited Partner.

                                   ARTICLE XI
                       TRANSFER OF A PARTNERSHIP INTEREST

     Section 11.1 Transfer of Limited Partner's Interest. Except as provided elsewhere in this Agreement, no assignee of the whole or any portion of a Limited Partner's interest in the Partnership who is not already a Partner in the Partnership shall have the right to become a substituted Limited Partner in place of the assignor unless:

          (a) The assignor shall designate such intention in the instrument of assignment;

          (b) The written consent of the General Partner and each Limited Partner, in each of its sole discretion, to such substitution shall be obtained, which consent may be withheld for any reason;

          (c) The instrument of assignment shall be in a form and substance satisfactory to the General Partner;

          (d) The assignor and assignee named therein shall execute and acknowledge such other instrument or instruments as the General Partner may deem necessary or desirable to effectuate such admission, including but not limited to an appropriate power of attorney;

          (e) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

          (f) Such assignee shall pay or, at the election of the General Partner, obligate himself to pay all reasonable expenses connected with such admission; and

          (g) By such transfer, the assignor does not violate the registration provisions of the Securities Act of 1933, as amended, or the qualification provisions of the Colorado Securities Act or other applicable state securities laws.

     Section 11.2 Further Restrictions on Transfers. No Partner shall make any transfer or assignment of all or any part of its interest in this Partnership if said transfer or assignment would, when considered with all other transfers during the same applicable twelve-month period, cause a termination of this Partnership for Federal or applicable state income tax purposes.

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     Section 11.3  Additional  Restrictions.  THE LIMITED  PARTNERSHIP  INTEREST
REPRESENTED BY THIS AGREEMENT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW. SUCH INTEREST MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON IN THE ABSENCE OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

     Section 11.4 Notice of Transfer to Internal Revenue Service. Whenever a transfer of a Partner's interest has been effected in compliance with this
Article XI, the General Partner shall promptly report such transfer to the internal Revenue Service if at the time of the transfer the Partnership possessed "unrealized receivables" or "substantially appreciated inventory items, " as those terms are used in the Code. Such notification shall include the names of the transferror and the transferee, together with such additional information as may be required by law. Each Partner agrees to promptly advise the Partnership of any proposed transfers of interests in the Partnership, and to provide such assistance to the General Partner as may be necessary to enable it to give the notice required hereunder.

                                  ARTICLE XII
                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

     Section  12.1 Right to  Dissolve  the  Partnership.  Except as  provided in
Section 10.1, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed.

     Section 12.2 Winding Up the Partnership. In the event of a sale or disposition of substantially all of the assets of the Partnership, or a withdrawal of the sole remaining General Partner and the remaining partners do not elect to continue the Partnership pursuant to Article X, the Partnership shall immediately commence to wind up its affairs. The Partners shall continue to share profits or losses during liquidation in the same proportion as before dissolution. Nothing herein shall prohibit any partner form exercising the right of redemption in any foreclosure action on partnership assets, provided that such partner complies with the provisions of this Article XII. The proceeds from liquidation of the Partnership assets shall be applied as follows:

          (a) Payment to creditors of the Partnership, including Partners, in the order of priority provided by law.

          (b) Pro rata payment to the Partners of the credit balances in their respective capital accounts.

          (c) The balance. if any, shall be distributed to all Partners in the proportions set forth in Sections 6.2 and/or 6.3. as applicable at the time.

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          (d) Such distributions may be made in kind and, if so, shall be valued at the fair market value thereof.

     Section 12.3 Sale of Partnership Assets - Right of First Refusal. The Partnership will not offer for sale, sell or otherwise dispose of any part of its assets including any part of the Z-H property and the Facility, when and if completed, located thereon, without first offering the Limited Partner for a period of at least thirty (30) days the right of first refusal to accept such offer, or to meet the terms acceptable to a bona fide third party.

     Section 12.4 Gains or Losses in Process of Liquidation. Any gain or loss on disposition of Partnership properties in the process of liquidation shall be credited or charged to the Partners in the proportions set forth in Sections 6.2 and/or 6.3, as applicable at the time. Any property distributed in kind in the liquidation shall be valued and treated as though the property were sold and the cash proceeds were distributed. The difference between the value of property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited or charged to the Partners in the proportions of their interest in profits as specified in Section 6.2 and/or 6.3, as applicable at the time.

     Section 12.5 Waiver of Right to Decree of Dissolution. The panics hereby agree that irreparable damage would be done to the goodwill and reputation of the Partnership if any Partner should bring an action in court to dissolve the Partnership. Care has been taken in this Agreement to provide a fair and just payment in liquidation of the interest of all Partners. Accordingly, each party hereby waives and renounces his right to such a court decree of dissolution or to seek the appointment by the court of a liquidator for the Partnership.

                                  ARTICLE XIII
                                   AMENDMENTS

     This Partnership Agreement may be amended by the General Partner in order to clarify any ambiguity or in any other manner which will not effect a material change in the rights of any Partner. This Partnership Agreement may be amended in any other particular by a written agreement executed by the General Partner and a majority in interest of the Limited Partners.

                                  ARTICLE XIV
                                    DISPUTES

     Any disputes hereunder shall be submitted by the parties to binding arbitration conducted pursuant to the rules of the American Arbitration Association.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement of Limited Partnership the day and year first above written.

                                          GENERAL PARTNER:

                                          POWERS GOLF L.L.C.

                                          By: /s/  MIKE ZAREMBA
                                              ----------------------------------
                                                                , President

                                          LIMITED PARTNERS:

                                          BISHOP CABLE COMMUNICATIONS, INC.

                                          By:  /S/  ROBERT E. THRAILKILL
                                              ----------------------------------

                                          Name:  Robert E. Thrailkill

                                          Title: President

                                   EXHIBIT A
                        MAP OF POWERS BOULEVARD PROPERTY

                                   EXHIBIT B

                                LIMITED PARTNERS

     Name                          Address                    Contribution
     ----                          -------                    ------------

  Bishop Cable               716 College View Drive       1.  Cash of $100,000.
 Communications, Inc.        Riverton, WY 82501           2.  Commitment to
                                                          contribute  $250,000
                                                          upon the Partnership
                                                          obtaining debt
                                                          financing in the
                                                          amount of $800,000 as
                                                          set forth in Section
                                                          5.3 hereof.


                                GENERAL PARTNERS
                                ----------------

     Name                          Address                  Contribution
     ----                          -------                  ------------

                                                    1.  $100,000

                                                    2.  All required security
                                                    for partnership debt.

                                                    3.  Know-how relating to the
                                                    development and operation of
                                                    the Facility.

                                                    4.  Undivided interest in
                                                    Purchase Agreement for
                                                    Powers Boulevard Property.

                                      -13-